Exhibit 10.8

FIRST AMENDMENT TO WARRANT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) dated as November 17, 2022, to the Warrant Agreement, dated as November 23, 2020, (the “Warrant Agreement”), by and among Tiga Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”). Each capitalized term used and not defined herein shall have the meaning assigned to it in the Warrant Agreement.

RECITALS

WHEREAS, pursuant to Section 9.8 of the Warrant Agreement, the Warrant Agreement may be amended by the parties thereto without the consent of any Registered Holder for the purpose of, among other things, adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders; and

WHEREAS, each of the parties desires to amend the Warrant Agreement as set forth herein.

AGREEMENTS

NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree to amend or supplement the Warrant Agreement, and the Warrant Agreement is hereby amended and restated as follows (deleted text: ~~deleted text~~; added text: added text):

1.         Recitals. The second Recital of the Warrant Agreement is hereby amended to read as follows:

“WHEREAS, on ~~November 23, 2020~~ May 9, 2022, the Company entered into that certain ~~Second~~ Amended and Restated Forward Purchase Agreement (as such agreement may be amended and supplemented, the “Forward Purchase Agreement”) with the Sponsor pursuant to which the forward purchaser (being the Sponsor or certain permitted transferees (as defined in the Forward Purchase Agreement)) (the “Forward Purchaser”) will be issued certain Forward Purchase Warrants~~, bearing the legend set forth in Exhibit C hereto~~ and Backstop Warrants (each as defined in the Forward Purchase Agreement) (collectively, the “Forward Purchase Warrants”) in a private placement transaction to occur at or prior to the time of the Company’s initial Business Combination (as defined below);”.

2.        Exhibits. Exhibit C shall be deleted in its entirety.

3.        Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Warrant Agreement shall remain in full force and effect in all respects.

4.        Applicable Law. The provisions of Section 9.3 of the Warrant Agreement are incorporated by reference into this Amendment and shall apply mutatis mutandis to this Amendment.

5.        Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

TIGA ACQUISITION CORP.

By:	/s/ Diana Luo
Name:	Diana Luo
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President